UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2013

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 East Middlefield Road Mountain View, California		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2013, Hansen Medical, Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Purchase Agreement”) to sell (i) an aggregate of 28,455,284 shares of its common stock (the “Shares”) at a per Share price of $1.23 and (ii) 34,146,339 warrants (the “Warrants”) to purchase an aggregate of 34,146,339 shares of common stock at a price of $0.125 per warrant in a private placement transaction (the “Investment”). The Warrants shall be comprised of the following three tranches: (x) Series A Warrants (“Series A Warrants”) exercisable for an aggregate of 11,382,113 shares of common stock, with an exercise price equal to $1.23, (y) Series B Warrants (“Series B Warrants”) exercisable for an aggregate of 11,382,113 shares of common stock, with an exercise price equal to $1.50 per share, and (z) Series C Warrants (“Series C Warrants”) exercisable for an aggregate of 11,382,113 shares of common stock, with an exercise price equal to $2.00 per share. Pursuant to the Purchase Agreement, the Company will sell the Shares and Warrants to various purchasers, including entities affiliated with Oracle Partners, LP (the “Oracle Entities”), the Schuler Family Foundation and the following members of the Board of Directors of the Company (the “Board”): Kevin Hykes, Stephen Newman, Will K. Weinstein, Marjorie Bowen, William Rohn and Nadim Yared (collectively, the “Purchasers”). The Oracle Entities and Jack W. Schuler are existing stockholders of the Company. The closing of the Investment will occur promptly following the satisfaction of certain closing conditions specified in the Purchase Agreement, which includes the approval of the Investment by NASDAQ. The Purchase Agreement will terminate if the closing has not occurred on or before September 15, 2013. However, the Oracle Entities and the Schuler Family Foundation may, in their sole discretion, extend this date to January 15, 2014.

The Shares and Warrants are to be sold pursuant to the Purchase Agreement, which is attached hereto as Exhibit 10.1. The form of Warrant is attached hereto as Exhibit 4.1. The Purchase Agreement contains representations, warranties and covenants of the Company and the respective Purchasers. The representations, warranties and covenants contained in the Purchase Agreement may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts.

The foregoing description of the Investment and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement.

The Shares to be sold pursuant to the Purchase Agreement have not been registered under the Securities Act of 1933 (the “Act”), as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(2) of the Act and by Rule 506 of Regulation D, promulgated by the Securities and Exchange Commission (the “SEC”). The Company is not pursuing other capital raising activity at this time.

In connection with the Investment, the Company will enter into an Investor Rights Agreement with the Purchasers at the Closing of the Investment (the “Investor Agreement”), the form of which is attached hereto as Exhibit 10.2. Pursuant to the Investor Agreement, the Company will agree to file a registration statement on Form S-3 with the SEC covering resales of the Shares no later than two hundred seventy (270) days following the closing of the sale of the Shares and to use its best efforts to cause the registration statement to become effective as soon as practicable. In the event the registration statement covering resales of the Shares is not filed or declared effective by the applicable dates, the Purchasers are entitled to specific performance. The Company shall bear all expenses of such registration of the Shares.

The Investor Agreement also provides that each Purchaser will not buy or sell any shares of common stock for a one-year period following the closing date of the Investment, subject to certain exceptions.

The Investor Agreement requires that on the closing of the Investment, the size of the Board shall be increased by one member and Mr. Schuler shall be appointed to fill such position. The Company agrees to nominate Mr. Schuler or any other person nominated by Mr. Schuler and reasonably acceptable to the Company if he is unavailable, for so long as the Schuler Family Foundation (or an affiliate thereof) continues to beneficially own at least 50% of the Shares and Warrants initially issued to it pursuant to the Purchase Agreement.

The foregoing description of the Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Investor Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above Item 1.01 is incorporated herein for this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 29, 2013, the Board appointed Mr. Schuler to the Board effective upon the closing of the Investment, to serve as a member of the class whose initial term expires at the 2016 annual meeting of the Company’s stockholders. Mr. Schuler will be appointed to the Board pursuant to the Investor Agreement.

The compensation of Mr. Schuler will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s most recent proxy statement filed with the SEC on March 30, 2013.

The disclosure set forth above in Item 1.01 is incorporated herein for this Item 5.02(d) specifically for the purpose of fulfilling the disclosure requirement under Item 404(a) of Regulation S-K. The interest of Mr. Schuler and the entities affiliated with Mr. Schuler in the Investment is approximately $15,116,461.00.

Item 8.01.	Other Events.

In light of the Investment, the Company is re-evaluating its pending agreement with White Oak Global Advisors, LLC that was previously announced on Form 8-K filed with the SEC on July 10, 2013 and has deferred the closing under the agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 4.1	Form of Warrant.

Exhibit 10.1	Securities Purchase Agreement, dated July 30, 2013 between Hansen Medical, Inc. and each purchaser identified in Exhibit A therein, including the Form of Investor Rights Agreement, attached thereto as Exhibit B, and the Form of Warrant, attached thereto as Exhibit C.

Exhibit 10.2	Form of Investor Rights Agreement by and among Hansen Medical, Inc., Oracle Partners, LP, Oracle Institutional Partners, LP, Oracle Ten Fund Master, LP, Schuler Family Foundation and other purchasers named in the Purchase Agreement.

Exhibit 99.1	Press release, dated July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: July 31, 2013

/s/ PETER J. MARIANI
Peter J. Mariani Chief Financial Officer